SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2005

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.

(Exact name of co-registrant as specified in its charter)

Delaware	52-1722490
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

INDIANTOWN COGENERATION FUNDING CORPORATION

(Exact name of co-registrant as specified in its charter)

Delaware	52-1889595
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

9405 Arrowpoint Blvd., Charlotte, North Carolina 28273-8110

(Co-registrants’ address of principal executive offices)

(704) 525-3800

(Co-registrants’ telephone number, including area code)

Item 5.01 Change in Control of Co-registrant

On January 31, 2005, Cogentrix Energy, Inc., an affiliate of the Partnership (“Cogentrix”) through its subsidiaries Cogentrix Power Holdings I LLC and Cogentrix Power Holdings II LLC (formerly known as GS Power Holdings II LLC), acquired the equity interests in 11 power plants, a natural gas pipeline and related assets from National Energy & Gas Transmission, Inc. (“NEGT”) for approximately $550 million, including third-party costs (the “Cogentrix Acquisition”). Financing for the Cogentrix Acquisition was provided by an intercompany loan.

NEGT’s indirect ownership interests in Indiantown Cogeneration, L.P. (the “Partnership”), through the sale of indirect equity interests in the Partnership’s 30.5% limited partner, Toyan Enterprises LLC (“Toyan”), were included within the Cogentrix Acquisition. Toyan is the managing partner of the Partnership’s 19.95% general partner, Indiantown Project Investment Partnership, L.P. (“IPILP”), in which Toyan holds a 24.81% general partnership interest. Prior to the consummation of the Cogentrix Acquisition, Cogentrix indirectly held an approximate 10% general partnership interest and an approximate 40% limited partnership interest in the Partnership through its indirect ownership of Palm Power Corporation (“Palm”) and Thaleia, LLC (“Thaleia”), respectively. The Cogentrix Acquisition increased Cogentrix’ aggregate indirect ownership in the Partnership to an approximate 14.94% general partnership interest and an approximate 70.05% limited partnership interest and, through its ownership of interests in Palm, Thaleia and IPILP (through Toyan) provided Cogentrix with control over the board of control that manages the Partnership. The Partnership owns 100% of the outstanding common stock of Indiantown Cogeneration Funding Corporation (“ICL Funding”).

The board of control is delegated authority under the Partnership Agreement for the management and control of the business and affairs of the Partnership, subject to certain limitations set forth in the Partnership Agreement, including the requirement that the consent of all partners be obtained for specified actions of the Partnership.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors and Principal Officers

In conjunction with the Cogentrix Acquisition, effective January 31, 2005, the following directors and executive officers resigned from their positions of both ICL Funding and the Partnership.

ICL Funding:

Name	Position
P. Chrisman Iribe	President and Director
William H. Runge, III	Director
Sanford L. Hartman	Vice President, Assistant Secretary and Director
J. Tracy Mey	Controller and Chief Accounting Officer

The Partnership:

Name	Position
P. Chrisman Iribe	Chief Executive Officer, President and Authorized
Representative
Sanford L. Hartman	Vice President and Assistant Secretary
J. Tracy Mey	Controller and Principal Accounting Officer
John C. Barpoulis	Vice President and Treasurer
F. Joseph Feyder	Vice President

Election of Directors and Appointment of Principal Officers

In conjunction with the Cogentrix Acquisition, effective January 31, 2005, the following directors were elected and executive officers were appointed to their positions of ICL Funding:

Name	Position
Thomas J. Bonner	President
John W. O’Connor	Vice President, Treasurer, Controller, Chief
Accounting Officer and Director
Elizabeth L. Rippetoe	Vice President, Secretary and Director
Susan L. Healy	Director

In conjunction with the Cogentrix Acquisition, effective January 31, 2005, the following executive officers were appointed to their positions of the Partnership:

Name	Position
Thomas J. Bonner	President, CEO and Authorized
Representative
John W. O’Connor	Vice President, Treasurer, Controller, and Chief
Accounting Officer
Elizabeth L. Rippetoe	Vice President and Secretary

Thomas J. Bonner, age 50, is Vice President, Operations of Cogentrix, and has been associated with Cogentrix since 1987. Prior to joining Cogentrix, Mr. Bonner spent 5 years as a utility manager in an integrated fiber and chemical production facility. Since July 1, 2004, Mr. Bonner has been a director on the board of ICL Funding. Mr. Bonner holds a B.S. from the U.S. Naval Academy, and an M.B.A. from Old Dominion University.

John W. O’Connor, age 36, is Co-Chief Financial Officer and Chief Administrative Officer of Cogentrix, and has been associated with Cogentrix since 1994. Mr. O’Connor became Co-Chief Financial Officer and Chief Administrative Officer in December 2004 after serving as Vice President - Finance and Treasurer of Cogentrix since 2001. He is currently responsible for the corporate finance, project finance and treasury functions at Cogentrix. Since joining Cogentrix in 1994, he has served in various capacities in the finance group including Vice President — Controller from 1997 to 2000. His responsibilities have included oversight of the accounting, budgeting, external reporting, and tax compliance and planning functions. Prior to joining Cogentrix, Mr. O’Connor worked for Arthur Andersen. Mr. O’Connor holds a B.S. from Wake Forest University and an M.B.A. from Massachusetts Institute of Technology.

Elizabeth L. Rippetoe is Vice President — Legal Counsel of Cogentrix, and has been associated with Cogentrix since March 1995, excluding the periods between February 2003 and March 2004. Prior to joining Cogentrix, Ms. Rippetoe was an attorney in private practice with Moore & Van Allen, PLLC in Charlotte, North Carolina and Milbank, Tweed, Hadley & McCloy LLP in New York, New York. Ms. Rippetoe graduated from Vanderbilt Law School in 1988.

Susan L. Healy is Co-Chief Financial Officer of Cogentrix. She is also the Chief Financial Officer of East Coast Power LLC and a Vice President of J. Aron and Company, a subsidiary of The Goldman Sachs Group Inc. She has been an officer of Cogentrix since its acquisition by Goldman Sachs in December 2003. Ms. Healy joined Goldman Sachs in 1994 and has held positions in investment banking, corporate treasury and commodities. She holds a J.D. from Harvard Law School and a B.S. in Finance from California State Polytechnic University, Pomona.

Audit Committee

The Board of Directors of ICL Funding performs the functions and responsibilities of an audit committee of the Partnership and ICL Funding. The Board of Directors has determined that one of its members, John W. O’Connor, is an audit committee financial expert as defined in Item 401(h) of the Securities and Exchange Commission’s (“the Commission”) Regulation S-K, and has also determined that Mr. O’Connor is not “independent” within the meaning of such provision because he is an executive officer of Cogentrix. The Partnership and ICL Funding, however, are not required under the Commission’s rules implementing Section 10A(m) of the Securities Exchange Act of 1934, as amended, to have an audit committee consisting of “independent” members because they are not listed issuers within the meaning of such rules.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Amendment to Code of Ethics

As employees of Cogentrix, the principal executive officer, principal financial officer and chief accounting officer or controller of both the Partnership and ICL Funding are subject to the Code of Business Conducts and Ethics of the ultimate parent of Cogentrix (the “Code of Ethics”). The Code of Ethics is intended to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the companies are subject. A copy of the Code of Ethics can be found at http://www.gs.com/our_firm/investor_relations/corporate_governance/articles/corporate_governance_030 224195742.html

Item 8.01 Other Events.

Credit Ratings

On January 28, 2005, Standard & Poor’s (“S&P”) announced its decision to lower its ratings on ICL Funding’s $505 million First Mortgage Bonds (the “First Mortgage Bonds”) to BB+ from BBB-. At the same time, the rating on the $125 million Tax-Exempt Bonds issued by Martin County Industrial Development Authority (the “Industrial Bonds”) was cut to BB+ from BBB-. The ratings were removed from CreditWatch, where they were placed with negative implications on March 19, 2004. The outlook is stable. The downgrade by S&P does not trigger any requirements under the Partnership’s financing documents.

On January 26, 2005, Moody’s Investors Service (“Moody’s) announced that the Cogentrix Acquisition did not affect the Ba1 rating on the First Mortgage Bonds and the Industrial Bonds.

On January 13, 2005, Fitch Ratings (“Fitch”) announced that the Cogentrix Acquisition of equity interests in the Partnership does not affect the BBB- rating on the First Mortgage Bonds and the Industrial Bonds. The confirmation did not address the Rating Watch Negative assigned to the First Mortgage Bonds and the Industrial Bonds in December 2004.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes forward-looking statements about the future that are necessarily subject to various risks and uncertainties. Use of words like “anticipate,” “estimate,” “intend,” “project,” “plan,” “expect,” “will,” “believe,” “could,” and similar expressions help identify forward-looking statements under the Private Securities Litigation Reform Act. These statements are based on current expectations and assumptions, which the Partnership believes are reasonable and on information currently available to the

Partnership. Actual results could differ materially from those contemplated by the forward-looking statements. Consequently, the forward-looking statements in this Current Report should not be regarded as representations by the Partnership or any other person that the expected outcomes can or will be achieved. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements are described in the Partnership’s Annual Report for the period ending December 31, 2003 on Form 10-K.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Indiantown Cogeneration, L.P.
(Co-registrant)

Date: February 4, 2005	/s/ JOHN W. O’CONNOR
John W. O’Connor
Vice President, Treasurer, Controller and Chief
Accounting Officer

Indiantown Cogeneration Funding
Corporation
(Co-registrant)

Date: February 4, 2005	/s/ JOHN W. O’CONNOR
John W. O’Connor
Vice President, Treasurer, Controller and Chief
Accounting Officer